Exhibit 10.1

SUPPLEMENTAL LETTER

To:	Alterra Capital UK Limited (formerly named Max UK Holdings Ltd.) 70 Gracechurch Street London EC3V 0XL (the “Account Party” and the “Applicant”)
Alterra Capital Holdings Limited (formerly named Max Capital Group Ltd.) Alterra House, 2 Front Street Hamilton, Bermuda (the “Guarantor”)

Alterra Corporate Capital 2 Limited

(formerly named Max Corporate Capital 2 Limited., Danish Re Capital Limited and Imagine Corporate Capital 2 Limited)

70 Gracechurch Street

London EC3V 0XL

(“Alterra Corporate 2”)

Alterra Corporate Capital 3 Limited

(formerly named Max Corporate Capital 3 Limited)

70 Gracechurch Street

London EC3V 0XL

(together with Alterra Corporate 2, the “Corporate Members”)

19 December 2011

Dear Sirs

£60,000,000 Letter of Credit Facility Agreement dated 13 October 2008 (as amended and restated on 30 March 2010, as amended by a supplemental letter dated 26 November 2010 and as further amended and restated on 16 December 2010)

This letter is addressed to you in connection with the £60,000,000 credit facility agreement (the "Credit Facility Agreement”) dated 13 October 2008 (as amended and restated on 30 March 2010, as amended by a supplemental letter dated 26 November 2010 and as further amended and restated on 16 December 2010) entered into between (1) the Guarantor, (2) the Account Party and the Applicant and (3) ourselves in our separate capacities as Bank, Agent, Issuing Bank and Security Trustee.

Terms defined in the Credit Facility Agreement shall have the same meanings in this letter.

WHEREAS:

(A)	The Account Party has requested that (i) the expiry date of the Commitment Period and (ii) the date by which the Issuing Bank may give notice of termination of a Letter of Credit in accordance with the terms of the Letter of Credit both be extended.

(B)	The parties wish to amend the Credit Facility Agreement on the terms set out in this letter.

NOW IT IS AGREED:

1.	In consideration of the Account Party and the Applicant, the Guarantor and each Corporate Member continuing to perform their obligations under the Credit Facility Agreement and the other Finance Documents and subject to receiving (i) an original of this letter signed by each of the Account Party, the Applicant, the Guarantor and each Corporate Member acknowledging and consenting to its terms and (ii) such documents or evidence as the Agent may require evidencing approval and authorising the execution of this letter, we consent to the extension of (i) the expiry date of the Commitment Period and (ii) the date by which the Issuing Bank may give notice of termination of a Letter of Credit in accordance with the terms of the Letter of Credit. .

2.	Subject to Clause 1, the Credit Facility Agreement shall, with effect on and from the date of this letter, be (and it is hereby) amended and varied as follows:

(a)	The definition of “Commitment Period” shall be deleted in its entirety and replaced with the following:

"Commitment Period” means the period commencing on the date of this Agreement and ending on the earlier of (a) 30 June 2012 and (b) the date on which the Commitments of the Banks are cancelled in accordance with any applicable provision of this Agreement;”; and

(b)	Clause 3.11 shall be deleted in its entirety and replaced with the following:

“The Issuing Bank may, in its absolute discretion, at any time up to and including 30 June 2012, serve notice on Lloyd’s giving 4 years notice of termination of a Letter of Credit, in accordance with the terms of the Letter of Credit.”

3.	The rights and obligations of the parties under the Credit Facility Agreement and the other Finance Documents shall continue in full force and effect, uninterrupted by the amendments under this letter save insofar as they are amended hereby and the Security Interests created by the relevant Finance Documents shall continue fully to secure the obligations of the Account Party under the Credit Facility Agreement as so amended.

4.	Any transfer or assignment made in accordance with the terms of the Credit Facility Agreement shall have the same effect in relation to the rights and obligations of the parties under this letter as it has in relation to their rights and obligations under the Credit Facility Agreement.

5.	The provisions of clauses 1.4 (Rights of third parties), 16.3 (Indemnity against costs), 26 (Assignments and Transfers), 28 (Miscellaneous), 30 (Notices) and 31 (Applicable Law and Jurisdiction) of the Credit Facility Agreement shall be incorporated into this letter as if set out herein and as if references therein to “this Agreement” were references to this letter and as though this letter were included in the definition of “Finance Documents”.

Please acknowledge your consent to and agreement of the foregoing by signing and returning to us a copy of this letter.

Yours faithfully

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ING BANK N.V., LONDON BRANCH

Agreed and accepted this 19th day of December 2011

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For and on behalf of
ALTERRA CAPITAL UK LIMITED

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For and on behalf of
ALTERRA CAPITAL HOLDINGS LIMITED

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For and on behalf of
ALTERRA CORPORATE CAPITAL 2 LIMITED

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For and on behalf of
ALTERRA CORPORATE CAPITAL 3 LIMITED